UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On September 11, 2008, Myriad Genetics, Inc. announced that its Board of Directors is reviewing an analysis provided by management of several strategic alternatives for the Company. Among the alternatives considered, the Board is exploring whether to separate Myriad’s pharmaceutical subsidiary from its molecular diagnostic business in a transaction that would result in two independent businesses. The press release is attached hereto as an exhibit to this Current Report on Form 8-K and is being furnished pursuant to this Item 8.01 as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.1	Press Release dated September 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: September 12, 2008	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated September 11, 2008.